    As filed with the Securities and Exchange Commission on November 2, 2000
                                                    Registration No. 333 - _____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                            EVERGREEN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


              COLORADO                                           84-0834147
 (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                       1401 SEVENTEENTH STREET, SUITE 1200
                             DENVER, COLORADO 80202
                                 (303) 298-8100
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)


                                 MARK S. SEXTON
                             CHIEF EXECUTIVE OFFICER
                            EVERGREEN RESOURCES, INC.
                        1401 SEVENTEENTH ST., SUITE 1200
                             DENVER, COLORADO 80202
                                 (303) 298-8100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 WITH A COPY TO:

                                 DOUGLAS A. MAYS
                     WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
                           3300 ONE FIRST UNION CENTER
                         CHARLOTTE, NORTH CAROLINA 28202
                                 (704) 331-4977


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
 PUBLIC: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: : /X/ 333-78203

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: / / ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE        OFFERING PRICE           PROPOSED MAXIMUM                AMOUNT OF
        TO BE REGISTERED                REGISTERED           PER SHARE (2)      AGGREGATE OFFERING PRICE (2)     REGISTRATION FEE
Common stock, no par value(1).......      528,128             $28.90625                 $15,266,200                  $4,030.28
                                          shares

(1) Each share of the registrant's common stock includes one stock purchase right.

(2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933.

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-78203) filed by Evergreen Resources, Inc. with the Securities and Exchange Commission on May 11, 1999, which was declared effective by the Commission on May 24, 1999, including the exhibits and supplements thereto, are incorporated herein by reference.

     We hereby certify to the Securities and Exchange Commission that:

     -- we have instructed our bank to pay the Securities and Exchange Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of that amount to the account of the Securities and Exchange Commission at Mellon Bank as soon as practicable (but no later than the close of business on November 3, 2000);

     --   we will not revoke those instructions;

     -- we have sufficient funds in the relevant account to cover the amount of the filing fee; and

     -- we will confirm receipt of the instructions by our bank during the bank's regular hours of business no later than November 3, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 2, 2000.


                                       By: /s/ Kevin R. Collins
                                           --------------------------
                                           Kevin R. Collins
                                           Vice President-Finance,
                                           Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 2, 2000 by the following persons in the capacities indicated:


By:  /s/ Mark S. Sexton*
     --------------------------------------------------
     Mark S. Sexton, President, Chief Executive
     Officer and Director (principal executive officer)

By:  /s/ Kevin R. Collins
     --------------------------------------------------
     Kevin R. Collins, Vice President--Finance,
     Treasurer and Chief Financial Officer
     (principal financial and accounting officer)

By:  /s/ Alain Blanchard*
     --------------------------------------------------
     Alain Blanchard, Director

By:  /s/ Dennis R. Carlton*
     --------------------------------------------------
     Dennis R. Carlton, Director

By:  /s/ Larry D. Estridge*
     --------------------------------------------------
     Larry D. Estridge, Director

By:  /s/ John J. Ryan III*
     --------------------------------------------------
     John J. Ryan III, Director

By:  /s/ Scott D. Sheffield*
     --------------------------------------------------
     Scott D. Sheffield, Director

By:
     --------------------------------------------------
     Arthur L. Smith, Director


*By: /s/ Kevin R. Collins
     --------------------------------------------------
     Kevin R. Collins, Attorney-in-Fact

Exhibit No.     Description
-----------     -----------
   5.1          Opinion of Berenbaum, Weinshienk & Eason, P.C.
  23.1          Consent of BDO Seidman, LLP
  23.2          Consent of Berenbaum, Weinshienk & Eason, P.C. (included in Exhibit 5.1)
  23.3          Consent of Resource Services International, Inc.
  23.4          Consent of Netherland, Sewell & Associates, Inc.
  24.1          Power of attorney*


-------------------
*Previously filed